Exhibit 99.1

First Data Announces Expiration of Cash Tender Offers

NEW YORK, August 13, 2015 — First Data Corporation (“First Data”) today announced that its previously announced cash tender offers for any and all of its outstanding 7.375% Senior Secured Notes due 2019 (the “7.375% Notes”) and any and all of its outstanding 8.875% Senior Secured Notes due 2020 (the “8.875% Notes” and, together with the 7.375% Notes, the “Notes”) expired at 5:00 p.m., New York City time, on August 12, 2015 (the “Expiration Time”).  The tender offers were made pursuant to an “Offer to Purchase” dated August 6, 2015, which sets forth a more comprehensive description of the terms of the offers.

According to information provided by Global Bondholder Services Corporation, the depositary and information agent for the tender offers, $213,437,000 aggregate principal amount of the 7.375% Notes and $125,279,000 aggregate principal amount of the 8.875% Notes were validly tendered at or prior to the Expiration Time and not validly withdrawn, which amount includes $10,483,000 and $100,000, respectively, that remain subject to the applicable guaranteed delivery procedures.

Title of Notes	CUSIP	Principal Amount Outstanding	Principal Amount Tendered	Total Consideration(1)
7.375% Senior Secured Notes due 2019	319963BC7 U3198DAJ3	$640,000,000	$213,437,000	$1,039.47
8.875% Senior Secured Notes due 2020	319963AW4 U3198DAB0	$510,000,000	$125,279,000	$1,047.49

(1)         Per $1,000 principal amount of Notes tendered and accepted for purchase.

First Data expects to accept for purchase all Notes validly tendered and not validly withdrawn at or prior to the Expiration Time. The conditions to the tender offers have been satisfied and, therefore, First Data expects the payment for the purchased Notes to be made on August 13, 2015. First Data expects the payment for the Notes delivered in accordance with guaranteed delivery procedures to be made on August 17, 2015. In addition to the applicable Total Consideration, holders of Notes accepted for payment will receive accrued and unpaid interest from the last interest payment date for the Notes to, but not including, the applicable settlement date.

First Data has called for redemption of all remaining Notes that were not purchased in the tender offers, in accordance with the redemption provisions of the indentures governing the applicable series of Notes. The redemption date for the remaining outstanding 7.375% Notes will be September 4, 2015 and the redemption date for the remaining outstanding 8.875% Notes will be September 8, 2015.

First Data has retained Merrill Lynch, Pierce, Fenner & Smith Incorporated to serve as dealer manager for the tender offers.  First Data has retained Global Bondholder Services Corporation to serve as the depositary and the information agent for the tender offers. Requests for documents may be directed to Global Bondholder Services Corporation by phone at (866) 794-2200 or (212) 430-3774 or in writing at 65 Broadway — Suite 404, New York, New York 10006. Copies may also be obtained at http://www.gbsc-usa.com/First_Data/. Questions regarding the tender offers may be directed to Merrill Lynch, Pierce, Fenner & Smith Incorporated by phone at (980) 388-3646 (collect) or (888) 292-0070 (U.S. toll free).

This press release is neither an offer to purchase nor a solicitation of an offer to sell the Notes or any other securities. The tender offers were made only by and pursuant to the terms of the Offer to Purchase and the related Letter of Transmittal and Notice of Guaranteed Delivery, and the information in this press release is qualified by reference to the Offer to Purchase and the related Letter of Transmittal and Notice of Guaranteed Delivery.

Forward-Looking Statements

This press release includes certain disclosures which contain “forward-looking statements.”  You can identify forward-looking statements because they contain words such as “believes” and “expects.”  Forward-looking statements are based on First Data’s current expectations and assumptions.  Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements are set forth in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2015 under the caption “Risk Factors.”

Contact

Glenn Fodor, CFA

Investor Relations

First Data

(212) 515-0278

investor@firstdata.com

Liidia Liuksila

Public Relations

First Data

(212) 515-0174

Liidia.Liuksila@firstdata.com